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                                                            EXHIBIT 10.1(3)




KHOU-TV INC.
Houston, Texas

Gentlemen:                                                   June 11, 1993

Reference is made to the CBS Television Network Affiliation Agreement ("the Agreement") between you and us relating to broadcast station KHOU- TV at Houston, Texas.

You and we agree that the Agreement shall be amended as follows:

1.       Paragraph 4 of the Agreement shall be amended to read:

         "4.  Use of Network Programs.

                 (a)  General.

                 Broadcaster shall not broadcast any Network Program over Affiliated Station unless such Network Program has first been offered by CBS to Broadcaster for broadcasting over Affiliated Station and has been accepted by Broadcaster in accordance with this Agreement.
         Except with the prior written consent of CBS, Broadcaster shall neither sell any Network Program, in whole or in part, or any time therein, for sponsorship, nor otherwise use Network Programs except as specifically authorized in this Agreement. Affiliated Station shall not broadcast any commercial announcement or announcements during any interval, within a Network Program, which is designated by CBS to Affiliated Station as being for the sole purpose of making a station identification announcement. Broadcaster shall, with respect to each Network Program broadcast over Affiliated Station, broadcast such Network Program in its entirety (including but not limited to commercial announcements, billboards, credits, public service announcements, promotional announcements and network identification), without interruption, alteration, compression, deletion or addition of any kind, from the beginning of the Network Program to the final system cue at the conclusion of the Network Program. Nothing herein shall be construed as preventing Broadcaster's deletion of (i) part of a Network Program in order to broadcast an emergency announcement or news bulletin; (ii) a promotional announcement for a Network Program not to be broadcast over Affiliated Stations (provided that Affiliated Station shall broadcast an alternative promotional announcement for CBS network
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         programming in place of the deleted promotional announcement); (iii)
         such words, phrases or scenes as Broadcaster, in the reasonable exercise of its judgment, determines it would not be in the public interest to broadcast over Affiliated Station; provided, however, that Broadcaster shall not substitute for any material deleted pursuant to this clause (iii) any commercial or promotional announcement of any kind whatsoever; and provided further that Broadcaster shall notify CBS of every such deletion within 72 hours thereof. Broadcaster shall not, without CBS's prior written consent, authorize or permit any Network Program, recording, or other material furnished by CBS to Broadcaster or Affiliated Station hereunder to be recorded, duplicated, rebroadcast, retransmitted or otherwise used for any purpose whatsoever other than broadcasting by Affiliated Station as provided herein; except that Broadcaster may assert a right to carriage of Affiliated Station's signal by a cable system pursuant to the provisions of Section 4 of the Cable Consumer Protection and Competition Act of 1992 ("the 1992 Cable Act") and may, to the extent permitted by paragraph 4(b) hereof, grant consent to the retransmission of such signal by a cable system or other multichannel video programming distributor, as defined by said Act, pursuant to the provisions of Section 6 thereof.

                 (b)      Retransmission Consent.

                 Broadcaster may grant consent to the retransmission of Affiliated Station's signal by a cable system or other multichannel video programming distributor pursuant to the provisions of Section 6 of the 1992 Cable Act (hereafter "retransmission consent"), provided that one of the following conditions applies at the time retransmission consent is granted:

                 (i) the cable system or other multichannel program service on which Affiliated Station's signal is to be retransmitted serves television homes within Affiliated Station's television market;

                 (ii) the majority of television homes served by the cable system or other multichannel program service on which Affiliated Station's signal is to be retransmitted are within a county or community in which Affiliated Station's signal is, and has been since October 5, 1992, "significantly viewed" as defined in Section 76.54 of the FCC's rules; or

                 (iii) the cable system or other multichannel program service on which Affiliated Station's signal is to be retransmitted carried such signal on October 5, 1992, and does not receive such signal by satellite delivery.

         Notwithstanding anything to the contrary in the foregoing, in no case shall retransmission consent be granted to a television receive- only satellite service, or a direct broadcast satellite service, if Affiliated Station's signal is to be retransmitted
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         by such service to television homes outside of Affiliated Station's television market other than "unserved household(s)," as that term is defined in Section 119(d) of Title 17, United States Code, as in effect on October 5, 1992. For purposes of this paragraph, a station's "television market" shall be defined in the same manner as set forth in Sections 76.55(e) and 76.59 of the FCC's rules."

2. Paragraph 9 of the Agreement shall be amended to read as follows, and as so amended is hereby reiterated and reconfirmed:

         "9.  Non-Duplication of Network Programs.

                 (a) For purposes of this paragraph, a television station's "Network Exclusivity Zone" shall mean the zone within thirty-five (35) miles of the station's reference points, or, in the case of a "small market television station," as defined in Section 76.92 of the FCC rules, the zone within 55 miles of said reference points; provided, however, that in no case shall the "Network Exclusivity Zone" include an area within the Area of Dominant Influence (ADI), as determined by Arbitron and published in the then-current edition of its Television ADI Market Guide, of another CBS Television Network Affiliate. A station's "reference points" for purposes of this paragraph shall be as defined in Section 73.658(m) of the FCC rules, and shall be deemed to include, with respect to a station in a hyphenated market, the reference points of each name community in that market.

                 (b) Broadcaster shall be entitled to exercise, within Affiliated Station's Network Exclusivity Zone, the protection against duplication of network programming, as provided by Sections 76.92 through 76.97 of the FCC rules, with respect to a Network Program during the period beginning one (1) day before and ending seven (7) days after the delivery of such Network Program by CBS to Broadcaster; provided, however, that such right shall apply only to Network Programs broadcast in the live time period as offered or on no more than a one day delay as accepted by CBS; and provided further that nothing herein shall be deemed to preclude CBS from granting to any other broadcast television station licensed to any other community similar network non-duplication rights within that station's Network Exclusivity Zone, and Broadcaster's aforesaid right of network non-duplication shall not apply with respect to the transmission of the programs of another CBS affiliate (current or future) by a "community unit," as that term is defined by the rules of the FCC, located (wholly or partially) within the area in which Broadcaster's Network Exclusivity Zone overlaps the Network Exclusivity Zone of that other CBS affiliate.

                 (c) Broadcaster's network non-duplication rights under this paragraph shall be subject to cancellation by CBS on six (6) months written notice to Broadcaster. Any such cancellation by CBS shall not affect any of the other rights and obligations of the parties under this Agreement."
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All other terms of the Agreement remain in full force and effect.  Please signify your agreement to the foregoing by signing in the space indicated below and returning two copies of the signed amendment.


ACCEPTED AND AGREED:                               Very truly yours,

KHOU-TV INC.                                       CBS Affiliate Relations
                                                   A Division of CBS Inc.



By: /s/ ALLEN HOWARD                               By: /s/


Date: 12/9/93                                      Date: June 11, 1993